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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Precision Castparts Corp. of our report dated April 28, 2003, except for the condensed consolidating financial statements footnote and the reclassifications relating to discontinued operations as to which the date is December 1, 2003, relating to the consolidated financial statements, which appears in Precision Castparts Corp.'s Current Report on Form 8-K dated December 1, 2003 and filed on December 2, 2003. We also consent to the incorporation by reference of our report dated April 28, 2003 relating to the financial statement schedule, which appears in Precision Castparts Corp.'s Annual Report on Form 10-K, as amended, for the fiscal year ended March 30, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Portland, Oregon
March 24, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS